Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Birks Group Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-218932, 333-139613, 333-133561, and 333-171138) and the Registration Statement on Form F-3 (No. 333-173110) of Birks Group Inc. of our report dated June 29, 2018, with respect to the consolidated balance sheets of Birks Group Inc. as of March 31, 2018 and March 25, 2017, and the related consolidated statements of operations, other comprehensive income, stockholders’ equity and cash flows for the years ended March 31, 2018, March 25, 2017, and March 26, 2016, and the related notes (collectively, the “financial statements”),which appears in the March 31, 2018 Annual Report on Form 20-F of Birks Group Inc.

/s/ KPMG LLP*

July 3, 2018

Montreal, Canada

*CPA auditor, CA, public accountancy permit No. A125211	KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of Independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.